SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2016
(Date of Report)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ultralife Corporation (the “Company”) is filing this Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) to amend its Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2016 (the “Original Form 8-K”), as amended on Form 8-K/A as filed with the SEC on March 31, 2016 (the “Amended Form 8-K”). The Amended Form 8-K provided historical audited financial statements of the business acquired as required under Item 9.01(a). This Amendment No. 2 amends the historical audited financial statements of the business acquired to make certain revisions, among them the inclusion of an independent auditor’s report pursuant to auditing standards generally accepted in the United States of America.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 13, 2016, Ultralife UK Limited (the “Merger Subsidiary”), a U.K. corporation and a wholly-owned subsidiary of Ultralife Corporation (the “Company”), completed the acquisition of all of the outstanding ordinary shares of Accutronics Limited (“Accutronics”), a U.K. corporation based in Newcastle-under-Lyme, U.K., from Intrinsic Equity Limited, Catapult Growth Fund Limited Partnership, MJF Pension Trustees Limited, Robert Andrew Phillips and Michael Allen (collectively, the “Sellers”). There are no material relationships between the Company or Merger Subsidiary and any of the Sellers, other than pertaining to this acquisition. Accutronics is a leading independent designer and manufacturer of smart batteries and charger systems for high-performance, feature-laden portable and handheld electronic devices.

The acquisition was completed pursuant to the terms of a Share Purchase Agreement dated January 13, 2016, by and among the Merger Subsidiary and the Sellers. The Merger Subsidiary paid at the time of closing an aggregate purchase price of £7.575 million (approximately $11.0 million) in cash, and in exchange the Merger Subsidiary received all of the outstanding shares of Accutronics ordinary stock. Monies to fund the purchase price were advanced to the Merger Subsidiary from the Company’s general corporate funds.

The purchase price was subject to adjustment based on the difference between actual and estimated amounts of working capital of Accutronics as well as the amount of net cash/indebtedness of Accutronics. The adjustment resulted in a final payment to the Sellers in the amount of £0.133 million on February 24, 2016, bringing the total aggregate purchase price to £7.708 million (approximately $11.2 million).

The Stock Purchase Agreement was filed with our Form 10-K for the fiscal year ended December 31, 2015 to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company, or Accutronics. In particular, the Stock Purchase Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may be subject to limitations agreed upon by the parties and standards of materiality applicable to the parties that differ from those applicable to investors, and may change after the date of the Stock Purchase Agreement. This subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of any fact or facts.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The historical audited financial statements of Accutronics for the most recent fiscal year ended August 31, 2015, are filed herewith in Exhibit 99.1. These financial statements were prepared in accordance with accounting standards generally accepted in the United Kingdom and audited in accordance with auditing standards generally accepted in the United States of America. As disclosed in Note 4 to these audited financial statements, the application of accounting standards generally accepted in the United States of America would not materially impact the balance sheet and statements of income and cash flows.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is presented below. The financial information provided for Accutronics in the Pro Forma Financial Information has been recast to be consistent with the Company’s fiscal year ended December 31, 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and Accutronics’ recasted historical financial statements as adjusted to give effect to the Company’s acquisition of Accutronics. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2015 gives effect to the transaction had it occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of December 31, 2015 gives effect to the transaction had it occurred on January 1, 2015.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K, and Accutronics historical information included herein. The financial information provided for Accutronics in the unaudited pro forma condensed combined financial statements has been recast to be consistent with the Company’s fiscal year ended December 31, 2015. Accutronics’ results for this twelve-month period are derived by adding their results for the four months subsequent to its financial statements for its fiscal year ended August 31, 2015 and subtracting the comparable months from the preceding year.

Unaudited Pro Forma Condensed Combined Balance Sheet
Year Ended December 31, 2015
(In Thousands, Except Per Share Information)

	Ultralife Corporation
	and Subsidiaries	Accutronics Ltd	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Current Assets:

Cash, Cash Equivalents and Restricted Cash	$14,533	$1,304	-$11,161	a	$4,676

Trade Accounts Receivable	11,430	1,344			12,774

Inventories	23,814	2,093			25,907

Prepaid Expense and Other Current Assets	2,077	289			2,366

Deferred Income Taxes	92				92

Current Assets	51,946	5,030	-11,161		45,815

Property, Equipment and Improvements	9,038	368			9,406

Goodwill	16,283		4,383	b	20,666

Intangible Assets	3,946		4,776	c	8,722

Other Non-Current Assets	309				309

Total Assets	$81,522	$5,398	-$2,002		$84,918

Current Liabilities:

Accounts Payable	$6,494	$1,009			$7,503

Accrued Compensation and Related Benefits	2,377				2,377

Accrued Expenses and Current Liabilities	1,749	1,134			2,883

Income Taxes Payable	227	111			338

	10,847	2,254			13,101

Deferred Income Taxes	4,631	74	860	d	5,565

Other Non-Current Liabilities	28	209			237

Total Liabilities	15,506	2,536	860		18,902

Total Shareholders' Equity	66,016	2,862	-2,862	e	66,016

Total Liabilities and Shareholder's Equity	$81,522	$5,398	-$2,002		$84,918

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2015
(In Thousands, Except Per Share Information)

	Ultralife Corporation
	and Subsidiaries	Accutronics Ltd	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Revenues	$76,427	$13,108			$89,535

Cost of Products Sold	53,111	9,058			62,169

Gross Profit	23,316	4,050			27,366

Operating Expenses:
Research & Development	5,473	363			5,836
Selling, General & Administrative	14,128	2,433			16,561
Intangible Asset Amortization	235	0	370	f	605
Intangible Asset Impairment	150	0			150
	19,986	2,795	370		23,151

Operating Income	3,330	1,255	-370		4,215

Other (Expense) Income
Interest Income (Expense), Net	-245	-63			-308
Miscellaneous	65	16			81
	-180	-48			-228

Income Before Income Taxes	3,150	1,207	-370		3,987

Income Tax Provision	310	120	-74	g	356

Net Income	2,840	1,087	-296		3,631

Net Loss Attributable to Non-Controlling Interest	29	0			29

Net Income Attrributable to Ultralife	2,869	1,087	-296		3,660

Net Income Per Share - Basic	$0.18	$0.07	$-0.02		$0.23

Net Income Per Share - Diluted	$0.17	$0.07	$-0.02		$0.22

Weighted Average Shares Outstanding - Basic	16,182				16,182

Weighted Average Shares Outstanding - Diluted	16,458				16,458

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(In Thousands, Except Per Share Information)

Note 1 – Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to the pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As an acquirer for accounting purposes, the Company has estimated the fair value of Accutronics’ assets acquired and liabilities assumed and ensured that the accounting policies of Accutronics were consistent with that of the Company.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Accutronics as a result of restructuring activities, other cost savings initiatives or sales synergies following the completion of the business combination.

Note 2 – Foreign Currency and US GAAP Conversion

The recast historical financial information of Accutronics was prepared in accordance with United Kingdom Generally Accepted Accounting Standards and presented in British Pounds Sterling. The recast historical information was translated from British Pounds Sterling to US Dollars using the following historical exchange rates:

$/£

Statement of Operations - 12 Month Average Exchange Rate for Year Ended December 31, 2015	1.57

Balance Sheet - Exchange Rate for Acquisition Date (January 13, 2016)*	1.45

* The Balance Sheet translation rate was not materially different from the December 31, 2015 rate.

The Company utilized a third party independent accounting firm to analyze any material differences between UK and US GAAP for Accutronics. Based on this review and the due diligence performed by the Company, we are not aware of any material differences requiring adjustment in the pro forma condensed combined financial statements.

Note 3 – Funding Transaction

The Company completed the acquisition of Accutronics for approximately £7.708 million (approximately $11.2 million) in cash. The Company utilized monies from its general corporate funds for the acquisition.

Note 4 – Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of Accutronics’ assets and liabilities to identify, value and assign estimated useful lives to intangible assets and to determine goodwill. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Cash	$1,304

Accounts Receivable	1,344

Inventory	2,093

Prepaids and Other Current Assets	289

Property, Plant & Equipment	368

Identifiable Intangible Assets	4,776

Goodwill	4,383

Accounts Payable	-1,009

Accrued Expenses	-1,134

Income Taxes Payable	-111

Non-Current Liabilities	-209

Deferred Income Taxes	-74

Deferred Taxes on Intangible Assets	-860

Total Consideration	$11,161

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company’s allocation is audited. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final audited allocation may include (1) changes in allocations to intangible assets such as customer contracts and relationships, trade name and intellectual property as well as goodwill, (2) changes to deferred taxes and (3) other changes to assets and liabilities.

Note 5 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the total aggregate purchase price for the acquisition of £7.708 million (approximately $11.2 million).

(b)

Reflects the adjustment to record goodwill associated with the acquisition of $4.383 million as shown in Note 4. The amount of the goodwill adjustment is based on the preliminary valuation analysis based on financial data as of the Company’s fiscal year ended December 31, 2015. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing.

(c)

Reflects the adjustment to allocate the purchase price to identifiable intangible assets as shown in Note 4. The Company performed an appraisal to identify and value intangible assets, which they determined to be customer contracts and relationships, trade name and intellectual property. The fair value of the identifiable intangible assets was determined using the “income approach” requiring a forecast of all of the expected future cash flows. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing. The following table summarizes the estimated fair value, the estimated useful life and the estimated annual amortization for each of the identifiable intangible assets resulting from the valuation analysis:

			Annual
		Estimated	Estimated
	Estimated Fair	Useful Lives	Amortization
	Value	in Years	Expense
	($ 000's)		($ 000's)

Customer Contracts and Relationships	$3,223	15	$215

Trade Name	421	10	42

Intellectual Property	1,132	10	113

Pro Forma Adjustments	$4,776		$370

The unaudited estimates of fair value and estimated useful lives could differ from final amounts upon completion of the Company’s annual audit, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A doubling or halving of the attrition estimates used to estimate the fair value of the customer contracts and relationships could cause a corresponding increase or decrease in the balance between intangible assets and goodwill by approximately 11% to 12%. An increase or decrease in the estimated useful lives of the identifiable intangible assets by five years could cause a corresponding change in the balance of intangible assets by approximately +5% or -16%, respectively, with the offset to goodwill. There would also be a corresponding impact to the annual intangible amortization expense.

(d)

Reflects the adjustment to the deferred tax liabilities resulting from the acquisition. The estimated increase in deferred taxes liabilities stems from the fair value adjustments for non-deductible intangible assets based on the long-term enacted corporation tax rate for the United Kingdom of 18%. The estimate of deferred income tax balances is preliminary and subject to change once the valuation analysis is audited by the Company’s independent registered public accountant. The following table summarizes the pro forma estimated deferred tax adjustment for each identifiable intangible asset:

	Estimated Fair	Estimated	Deferred
	Value	Tax Rate	Tax
	($ 000's)		($ 000's)

Customer Contracts and Relationships	$3,223	18%	$580

Trade Name	421	18%	76

Intellectual Property	1,132	18%	204

Pro Forma Adjustments	$4,776		$860

(e)	Represents the adjustment to eliminate the shareholders’equity of Accutronics in accordance with purchase accounting for the acquisition.

(f)	Reflects the adjustment for the annual intangible asset amortization as described in Note 5 (c).

(g)	Reflects the income tax effect of pro forma adjustments based on the statutory UK tax rate for 2015.

Note 6 – Non-Recurring Transaction Costs

The Company incurred non-recurring transaction costs of approximately $.25 million which are directly attributable to the Accutronics’ acquisition. These costs, including one-time accounting, legal and due diligence services as well as stamp duties related to the acquisition of the UK-based company, were incurred in the first quarter of 2016 and, accordingly, are not reflected in the pro forma condensed combined financial statements presented herein.

(c)	Exhibits

99.1	Historical Audited Financial Statements for Accutronics for the Year Ended August 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2016		ULTRALIFE Corporation

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer